Exhibit 99.1

Crane Co.	News

Contact:
Jason D. Feldman
Director, Investor Relations
203-363-7329
www.craneco.com

Crane Co. Reports Second Quarter Results

Second Quarter 2017 Highlights:

•	Continued strong execution with operating margins reaching a record high of 15.5%. Excluding Special Items, operating margins were 15.9%.

•	Deployed $58 million of cash to close two acquisitions during the quarter.

•	GAAP earnings per diluted share (EPS) of $1.14. Excluding Special Items, EPS was $1.17.

•	Full year GAAP EPS guidance of $4.31-$4.51 and reaffirming EPS guidance, excluding Special Items, of $4.35-$4.55.

STAMFORD, CONNECTICUT - July 24, 2017 - Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, reported second quarter 2017 earnings of $1.14 per diluted share, compared to $1.15 per share in the second quarter of 2016. Excluding Special Items, second quarter 2017 earnings per diluted share were $1.17, compared to $1.21 per share in the second quarter of 2016. (Please see the attached Non-GAAP Financial Measures tables.)

Second quarter 2017 sales were $703 million, down -1% compared to $712 million in 2016. Core sales increased slightly and acquisitions contributed $6 million, which were more than offset by a $14 million, or -2%, impact from unfavorable foreign exchange, and a small divestiture impact.

Operating profit in the second quarter was $109 million, up 6% compared to $103 million in the second quarter of 2016. Excluding Special Items, operating profit was $112 million in the second quarter of 2017, up 4% compared to the second quarter of 2016. (Please see the attached Non-GAAP Financial Measures tables.)

The effective tax rate in the second quarter was 30.5% compared to 27.0% last year. Excluding Special Items, the effective tax rate in the second quarter of 2017 was 30.4%, up from 27.4% last year. (Please see the attached Non-GAAP Financial Measures tables.)

During the second quarter, Crane completed two acquisitions: the previously announced Westlock Controls transaction, and the acquisition of Microtronic AG (Microtronic). Microtronic was acquired for cash consideration of approximately $18 million. With operations in Oensingen, Switzerland, Microtronic develops and manufactures electronic payment systems, primarily for the European vending market, strengthening Crane Payment Innovations’ portfolio of cashless solutions.

Max Mitchell, Crane Co. President and Chief Executive Officer, stated: "We reported another quarter of strong operating results, and achieved record-high operating margins. End market demand remains in line with our expectations, and we are continuing to drive margin improvement with productivity and solid execution. We were also very pleased to deploy $58 million of capital on two acquisitions in the quarter: Westlock Controls in Fluid Handling, and Microtronic in Payment & Merchandising Technologies. We are also re-affirming our adjusted EPS guidance of $4.35-$4.55."

Segment Results
All comparisons detailed in this section refer to operating results for the second quarter 2017 versus the second quarter 2016.

Fluid Handling

	Second Quarter		Change
(dollars in millions)	2017	2016
Sales	$264	$266	$(2)	(1)%

Operating Profit	$32	$35	$(4)	(11)%
Operating Profit, before Special Items*	$34	$35	$(2)	(5)%

Profit Margin	12.0%	13.3%
Profit Margin, before Special Items*	12.8%	13.3%

*Please see the attached Non-GAAP Financial Measures tables
Sales decreased $2 million, driven by $8 million, or -3%, of unfavorable foreign exchange, partially offset by a $6 million contribution from an acquisition; core sales were approximately flat. Operating margin declined to 12.0%, compared to 13.3% last year, primarily reflecting acquisition related expenses and unfavorable mix, partially offset by productivity. Excluding Special Items, operating margin was 12.8% in the quarter. Fluid Handling order backlog was $259 million at June 30, 2017 compared to $228 million at December 31, 2016, and $246 million at June 30, 2016.

Payment & Merchandising Technologies

	Second Quarter		Change
(dollars in millions)	2017	2016
Sales	$198	$193	$6	3%

Operating Profit	$43	$34	$8	23%
Operating Profit, before Special Items*	$43	$34	$9	25%

Profit Margin	21.4%	17.9%
Profit Margin, before Special Items*	21.8%	17.9%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $6 million, or 3%, driven by $14 million, or 7%, of core growth, partially offset by a $6 million, or -3%, impact from unfavorable foreign exchange and a $2 million, or -1%, net acquisition/

divestiture impact. Operating margin expanded 350 basis points to 21.4%, driven primarily by the higher core sales and productivity, partially offset by unfavorable mix. Excluding Special Items, operating margin rose 390 basis points to 21.8% in the quarter.

Aerospace & Electronics

	Second Quarter		Change
(dollars in millions)	2017	2016
Sales	$171	$189	$(18)	(10)%

Operating Profit	$38	$39	$(1)	(2)%

Profit Margin	22.2%	20.4%
Sales decreased $18 million, or 10%, primarily as a result of unfavorable comparisons related to shipments for a large military program in the second quarter of 2016. Operating margins increased 180 basis points to 22.2% driven by productivity and improved mix, partially offset by the lower volumes. Aerospace & Electronics order backlog was $328 million at June 30, 2017, compared to $353 million at December 31, 2016, and $436 million at June 30, 2016.

Engineered Materials

	Second Quarter		Change
(dollars in millions)	2017	2016
Sales	$69	$64	$5	8%

Operating Profit	$13	$14	$—	(1)%

Profit Margin	19.1%	21.0%
Sales increased $5 million, or 8%, driven primarily by higher sales to the Recreational Vehicle market. Operating margin decreased 190 basis points to 19.1%, as the higher volumes and productivity were more than offset by higher material costs, unfavorable mix, and competitive pricing.

Reaffirming 2017 Guidance excluding Special Items
GAAP Earnings for full-year 2017 are expected to be in a range of $4.31-$4.51 per diluted share, now including $0.04 per diluted share of acquisition related Special Items. (Please see the attached Non-GAAP Financial Measures tables.)

Excluding Special Items, we continue to expect earnings of $4.35-$4.55 per diluted share.

Additional Information
Additional information with respect to the Company’s asbestos liability and related accounting provisions and cash requirements is set forth in the Current Report on Form 8-K filed with a copy of this press release.

Conference Call
Crane Co. has scheduled a conference call to discuss the second quarter financial results on Tuesday, July 25, 2017 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at http://www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website. Slides that accompany the conference call will be available on the Company’s website.

Crane Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane provides products and solutions to customers in the hydrocarbon processing, petrochemical, chemical, power generation, unattended payment, automated merchandising, aerospace, electronics, transportation and other markets. The Company has four business segments: Fluid Handling, Payment & Merchandising Technologies, Aerospace & Electronics and Engineered Materials. Crane has approximately 11,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements present management’s expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Such factors are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent reports filed with the Securities and Exchange Commission.

(CR-E)
(Financial Tables Follow)

CRANE CO.
Income Statement Data
(in millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2016		2017	2016
Net Sales:
Fluid Handling	$263.8	$265.9		$503.4	$513.9
Payment & Merchandising Technologies	198.2	192.6		393.7	364.5
Aerospace & Electronics	171.1	189.2		334.5	361.0
Engineered Materials	69.4	64.5		144.3	132.8
Total Net Sales	$702.5	$712.2		$1,375.9	$1,372.2

Operating Profit (Loss):
Fluid Handling	$31.6	$35.4		$58.7	$60.8
Payment & Merchandising Technologies	42.5	34.5		81.6	62.5
Aerospace & Electronics	38.0	38.6		70.0	71.7
Engineered Materials	13.3	13.5		27.3	27.2
Corporate	(16.4)	(19.4)	*	(32.0)	(34.1)	*
Total Operating Profit	109.0	102.6		205.6	188.1

Interest Income	0.6	0.5		1.1	1.0
Interest Expense	(9.0)	(9.2)		(18.0)	(18.3)
Miscellaneous - Net	(0.9)	(0.2)		(1.0)	(0.6)
Income Before Income Taxes	99.7	93.7		187.7	170.2
Provision for Income Taxes	30.4	25.2		55.1	46.6
Net income before allocation to noncontrolling interests	69.3	68.4		132.6	123.6
Less: Noncontrolling interest in subsidiaries' earnings	0.1	0.2		0.3	0.3
Net income attributable to common shareholders	$69.2	$68.2		$132.3	$123.3

Share Data:
Earnings per Diluted Share	$1.14	$1.15		$2.19	$2.09

Average Diluted Shares Outstanding	60.5	59.2		60.4	59.0
Average Basic Shares Outstanding	59.5	58.3		59.4	58.3

Supplemental Data:
Cost of Sales	$444.3	$449.1		$873.8	$875.2
Selling, General & Administrative	146.6	160.5	*	293.9	308.9	*
Transaction Related Charges (see non-GAAP measures)	2.6	—		2.6	—
Depreciation and Amortization **	18.1	17.6		35.5	34.1
Stock-Based Compensation Expense **	5.5	5.3		11.1	11.4
* Includes a $5 million legal settlement charge.
** Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.
Condensed Balance Sheets
(in millions)

	June 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash and Cash Equivalents	$509.3	$509.7
Accounts Receivable, net	436.4	396.4
Current Insurance Receivable - Asbestos	18.0	18.0
Inventories, net	367.7	342.5
Other Current Assets	20.9	49.1
Total Current Assets	1,352.3	1,315.7

Property, Plant and Equipment, net	287.1	278.9
Long-Term Insurance Receivable - Asbestos	110.8	125.2
Other Assets	587.0	559.0
Goodwill	1,196.6	1,149.2

Total Assets	$3,533.8	$3,428.0

LIABILITIES AND EQUITY
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$—	$—
Accounts Payable	209.2	223.2
Current Asbestos Liability	71.0	71.0
Accrued Liabilities	200.2	223.1
Income Taxes	6.8	3.5
Total Current Liabilities	487.2	520.8

Long-Term Debt	745.7	745.3
Long-Term Deferred Tax Liability	40.7	42.4
Long-Term Asbestos Liability	582.4	624.9
Other Liabilities	346.7	348.9

Total Equity	1,331.1	1,145.7

Total Liabilities and Equity	$3,533.8	$3,428.0

CRANE CO.
Condensed Statements of Cash Flows
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating Activities:
Net income attributable to common shareholders	$69.2	$68.2	$132.3	$123.3
Noncontrolling interest in subsidiaries' earnings	0.1	0.2	0.3	0.3
Net income before allocations to noncontrolling interests	69.3	68.4	132.6	123.6
Depreciation and amortization	18.1	17.6	35.5	34.1
Stock-based compensation expense	5.5	5.3	11.1	11.4
Defined benefit plans and postretirement credit	(2.1)	(2.4)	(4.2)	(4.8)
Deferred income taxes	10.1	2.3	10.0	7.6
Cash provided by (used for) operating working capital	(20.3)	0.9	(83.1)	(81.1)
Defined benefit plans and postretirement contributions	(1.7)	(2.2)	(3.8)	(4.4)
Environmental payments, net of reimbursements	(0.7)	(4.6)	(2.7)	(6.6)
Other	2.2	(0.6)	3.2	(2.3)
Subtotal	80.4	84.7	98.6	77.5
Asbestos related payments, net of insurance recoveries	(13.5)	(14.9)	(28.2)	(25.7)
Total provided by operating activities	66.9	69.8	70.4	51.8

Investing Activities:
Capital expenditures	(11.2)	(15.6)	(20.8)	(26.6)
Proceeds from disposition of capital assets	—	0.2	—	0.7
Payments for acquisitions, net of cash acquired	(54.1)	—	(54.1)	—
Total used for investing activities	(65.3)	(15.4)	(74.9)	(25.9)

Financing Activities:
Dividends paid	(19.7)	(19.3)	(39.3)	(38.5)
Stock options exercised - net of shares reacquired	5.0	3.6	17.8	2.2
Proceeds from issuance of commercial paper	—	22.8	—	51.3
Total provided by (used for) financing activities	(14.7)	7.1	(21.5)	15.0

Effect of exchange rate on cash and cash equivalents	17.6	(6.6)	25.6	4.5
Increase (decrease) in cash and cash equivalents	4.5	54.9	(0.4)	45.4
Cash and cash equivalents at beginning of period	504.8	354.0	509.7	363.5
Cash and cash equivalents at end of period	$509.3	$408.9	$509.3	$408.9

CRANE CO.
Order Backlog
(in millions)

	June 30, 2017		March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Fluid Handling	$258.9	*	$249.8	$228.3	$241.6	$246.3
Payment & Merchandising Technologies	87.0	**	85.8	94.0	65.6	65.8
Aerospace & Electronics	328.2		352.4	353.4	377.1	435.9
Engineered Materials	14.9		17.8	15.7	12.3	15.4
Total Backlog	$689.0		$705.8	$691.4	$696.7	$763.5

* Includes $4.1 million of backlog pertaining to the Westlock business acquired in April 2017.
** Includes $0.5 million of backlog pertaining to the Microtronic business acquired in June 2017.

CRANE CO.
Non-GAAP Financial Measures
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,		Percent Change June 30, 2017	Percent Change June 30, 2017
	2017	2016	2017	2016	Three Months	Six Months
INCOME ITEMS
Net Sales	$702.5	$712.2	$1,375.9	$1,372.2	(1.4)%	0.3%

Operating Profit	109.0	102.6	205.6	188.1	6.2%	9.3%
Percentage of Sales	15.5%	14.4%	14.9%	13.7%

Special Items impacting Operating Profit:
Transaction related charges	2.6	—	2.6	—
Legal settlement charge	—	5.0	—	5.0
Operating Profit before Special Items	$111.6	$107.6	$208.2	$193.1	3.7%	7.8%

Percentage of Sales	15.9%	15.1%	15.1%	14.1%

Net Income Attributable to Common Shareholders	$69.2	$68.2	$132.3	$123.3
Per Share	$1.14	$1.15	$2.19	$2.09	(0.8)%	4.9%

Special Items Impacting Net Income Attributable to Common Shareholders:

Transaction related charges - Net of Tax	1.9	—	1.9	—
Per Share	$0.03		$0.03

Legal settlement charge - Net of Tax	—	3.3	—	3.3
Per Share		$0.05		$0.05

Net Income Attributable To Common Shareholders Before Special Items	$71.1	$71.5	$134.2	$126.6	(0.6)%	6.0%
Per Share	$1.17	$1.21	$2.22	$2.14	(2.8)%	3.6%

Special Items Impacting Provision for Income Taxes

Provision for Income Taxes - GAAP Basis	$30.4	$25.2	$55.1	$46.6

Tax effect of transaction related charges	0.7	—	0.7	—
Tax effect of legal settlement charge	—	1.7	—	1.7
Provision for Income Taxes - non-GAAP Basis	$31.1	$26.9	$55.8	$48.3

Segment Information:	For the three months ended June 30, 2017
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net Sales	$263.8	$198.2	$171.1	$69.4	$—	$702.5

Operating Profit - GAAP	31.6	42.5	38.0	13.3	(16.4)	109.0
Transaction related charges	2.0	0.6	—	—	—	2.6
Operating Profit before Special Items	33.6	43.1	38.0	13.3	(16.4)	111.6
Percentage of Sales	12.8%	21.8%	22.2%	19.1%		15.9%

Segment Information:	For the three months ended June 30, 2016
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net Sales	$265.9	$192.6	$189.2	$64.5	$—	$712.2

Operating Profit - GAAP	35.4	34.5	38.6	13.5	(19.4)	102.6
Legal settlement charge	—	—	—	—	5.0	5.0
Operating Profit before Special Items	35.4	34.5	38.6	13.5	(14.4)	107.6
Percentage of Sales	13.3%	17.9%	20.4%	21.0%		15.1%

CRANE CO.
Guidance
(in millions, except per share data)

	2017 Full Year Guidance
2017 Earnings Per Share Guidance	Low	High

Earnings Per Share - GAAP basis	4.31	4.51
Transaction related charge - Net of Tax	0.04	0.04
Earnings Per Share - Non-GAAP basis	$4.35	$4.55

	Three Months Ended June 30,		Six Months Ended June 30,		2017 Full Year Guidance
	2017	2016	2017	2016	Low	High
CASH FLOW ITEMS
Cash Provided by Operating Activities
before Asbestos - Related Payments	$80.4	$84.7	$98.6	$77.5	$325.0	$355.0
Asbestos Related Payments, Net of Insurance Recoveries	(13.5)	(14.9)	(28.2)	(25.7)	(55.0)	(55.0)
Cash Provided by Operating Activities	66.9	69.8	70.4	51.8	270.0	300.0
Less: Capital Expenditures	(11.2)	(15.6)	(20.8)	(26.6)	(50.0)	(50.0)
Free Cash Flow	$55.7	$54.2	$49.6	$25.2	$220.0	$250.0

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance.

In addition, Free Cash Flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company's long-term debt. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.